UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   October 13, 2011

PSM Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151807	90-0332127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Main Street, Roswell, NM	88201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (575) 624-4170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Iowa Mortgage Professionals, Inc., an Iowa corporation (“IMP”).  At closing IMP will be merged into United Community Mortgage Corporation (“UCMC”), a wholly owned subsidiary of PrimeSource Mortgage, Inc., which is our wholly owned subsidiary.  The closing is scheduled for November 1, 2011.   Randall C. Stevens, the sole shareholder of IMP, will receive a total of 1,285,714 shares of our common stock in exchange for all the outstanding shares of IMP.    The common shares issued by us to Mr. Stevens will not be and have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  In addition, Mr. Stevens will become an officer, director, and employee of UCMC.  The closing of the transaction is subject to certain conditions, including completion of due diligence and no material changes in the business or financial condition of the entities.   A copy of the Merger Agreement is included as an exhibit with this report.

In connection with the signing of the Merger Agreement, we issued a press release, a copy of which is included as an exhibit to this filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger dated October 13, 2011
Exhibit 99.1	Press Release dated October 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSM Holdings, Inc.

Date: October 14, 2011	By	/s/ Ron Hanna
Ron Hanna, President